UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 29, 2009

AIRGAS, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On October 29, 2009, Airgas, Inc. (the “Company”) reported its earnings for its second quarter ended September 30, 2009, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

Non-GAAP Measures:

The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP).  The Company presented its Adjusted Earnings per Diluted Share measure which provides investors meaningful insight into the Company’s earnings performance without the impact of special charges.  The Company also presented its Free Cash Flow and Adjusted Cash from Operations measures to provide additional insight into the Company’s ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities. Return on Capital was also provided as a non-GAAP measure, which helps investors assess how effectively the Company uses the capital invested in its operations.  Company management also uses Return on Capital as one of the metrics for determining employee compensation.

The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.
In addition, it should be noted that the Company’s non-GAAP information may be different from the non-GAAP information provided by other companies.

Item 9.01 Financial Statements and Exhibits

(a)  None

(b)  None

(c)  None

(d)  Exhibits.

 99.1 - Press Release dated October 29, 2009

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 29, 2009	AIRGAS, INC.
(Registrant)

		BY:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President & Controller
(Principle Accounting Officer)